     Exhibit 99.1

For Immediate Release

Contacts:	Roy Lobo	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	+1.650.506.4073	+1.650.506.5158
	investor_us@oracle.com	deborah.hellinger@oracle.com
ORACLE REPORTS Q4 GAAP EPS UP 27% TO 39 CENTS, NON-GAAP EPS UP 27% TO 47 CENTS
Q4 Applications New License Revenues Up 36%, Q4 Technology New License Revenues Up 23%
     REDWOOD SHORES, Calif., June 25, 2008 — Oracle Corporation (NASDAQ: ORCL) today announced that fiscal 2008 Q4 GAAP earnings per share were up 27% to $0.39, compared to the same quarter last year. Fourth quarter GAAP revenues were up 24% to $7.2 billion, while quarterly GAAP net income was up 27% to $2.0 billion. Total GAAP software revenues were up 26% to $6.0 billion. GAAP new software license revenues were up 27% with database and middleware new license revenues up 23% and applications new license revenues up 36%. GAAP software license updates and product support revenues were up 25% to $2.8 billion. GAAP service revenues were up 18% to $1.3 billion.
     Fourth quarter non-GAAP earnings per share were up 27% to $0.47, and non-GAAP net income was up 27% to $2.4 billion.
     For fiscal year 2008, GAAP earnings per share were up 30% to $1.06. Fiscal year 2008 GAAP revenues were up 25% to $22.4 billion, while annual GAAP net income was up 29% to $5.5 billion. Total GAAP new software license revenues for the year were up 28% to $7.5 billion with database and middleware new license revenues up 24% and applications new license revenues up 38%. For the year, GAAP software license updates and product support revenues were up 24% to $10.3 billion. Annual GAAP service revenues were up 21% to $4.6 billion. GAAP operating margins were up nearly 200 basis points to 35% in FY08.
- more -

     Fiscal year 2008 non-GAAP earnings per share were up 29% year over year to $1.30. Annual non-GAAP net income was up 28% to $6.8 billion compared to fiscal year 2007.
     “Non-GAAP operating margins were up 200 basis points in FY08 to a record 43.0%,” said President and CFO Safra Catz. “Non-GAAP earnings per share were up 29% for the year and non-GAAP EPS has tripled over the last five years. Oracle has delivered solid results year-after-year.”
     “Oracle’s application new software license revenues grew 38% in FY08, while SAP’s new software license revenues grew only 13% in their most recent fiscal year,” said President Charles Phillips. “This is the third consecutive year we’ve taken applications market share from SAP.”
     “Four years ago we publicly announced a five year plan to deliver non-GAAP earnings per share at a compound annual growth rate of 20%,” said Oracle CEO Larry Ellison. “During the past four years we exceeded our plan and delivered a non-GAAP EPS CAGR of over 26%.”
     Q4 Earnings Announcement
     Oracle will hold a conference call and web broadcast today, June 25th, to discuss these results at 2:00 p.m. (PDT) / 5:00 p.m. (EDT). To access the live web broadcast of this event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. Please hold down your control key while pressing refresh to ensure that the weblink is visible.
     About Oracle
     Oracle is the world’s largest enterprise software company. For more information about Oracle, including supplemental financial information, please visit http://www.oracle.com/investor or call Investor Relations at (650) 506-4073.
# # #
     Trademarks
     Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

     “Safe Harbor” Statement: Statements in this press release relating to Oracle’s future plans and prospects are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, political and market conditions could adversely affect our revenue growth and profitability through reductions in IT budgets and expenditures. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases, or a decline in our renewal rates for software license updates and product support. (3) We cannot assure market acceptance of new products or services or new versions of existing or acquired products or services. (4) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues, or may disrupt our existing operations. (5) Periodic changes to our pricing model and sales organization could temporarily disrupt operations and cause a decline or delay in sales. (6) Intense competitive forces demand rapid technological advances and frequent new product introductions, and could require us to reduce prices or cause us to lose customers. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this release is current as of June 25, 2008. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION
Q4 FISCAL 2008 FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended May 31,					% Increase
		% of		% of	% Increase	in Constant
	2008	Revenues	2007	Revenues	in US $	Currency (1)

REVENUES
New software licenses	$3,144	44%	$2,481	43%	27%	20%
Software license updates and product support	2,830	39%	2,272	39%	25%	18%

Software Revenues	5,974	83%	4,753	82%	26%	19%

Services	1,265	17%	1,075	18%	18%	12%

Total Revenues	7,239	100%	5,828	100%	24%	18%

OPERATING EXPENSES
Sales and marketing	1,526	21%	1,275	22%	20%	13%
Software license updates and product support	269	4%	229	4%	17%	11%
Cost of services	1,072	15%	928	16%	15%	10%
Research and development	733	10%	600	10%	22%	21%
General and administrative	201	3%	190	3%	6%	3%
Amortization of intangible assets	344	5%	255	5%	35%	35%
Acquisition related and other	96	1%	74	1%	30%	30%
Restructuring	27	0%	(4)	0%	715%	688%

Total Operating Expenses	4,268	59%	3,547	61%	20%	16%

OPERATING INCOME	2,971	41%	2,281	39%	30%	20%
Interest expense	(130)	(1%)	(96)	(1%)	35%	35%
Non-operating income, net	101	1%	79	1%	29%	24%

INCOME BEFORE PROVISION FOR INCOME TAXES	2,942	41%	2,264	39%	30%	20%

Provision for income taxes	905	13%	660	11%	37%	34%

NET INCOME	$2,037	28%	$1,604	28%	27%	14%

EARNINGS PER SHARE:
Basic	$0.40		$0.31
Diluted	$0.39		$0.31
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,150		5,122
Diluted	5,233		5,224

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2007, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar weakened relative to major international currencies in the three months ended May 31, 2008 compared with the corresponding prior year period, contributing 6 percentage points of revenue, 4 percentage points of operating expense and 10 percentage points of operating income growth.

ORACLE CORPORATION
Q4 FISCAL 2008 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in millions, except per share data)

							% Increase
	Three Months Ended May 31,						in US $
	2008		2008	2007		2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Non-GAAP

TOTAL REVENUES (2)	$7,239	$42	$7,281	$5,828	$55	$5,883	24%	24%

TOTAL SOFTWARE REVENUES (2)	$5,974	$42	$6,016	$4,753	$55	$4,808	26%	25%
New software licenses	3,144	—	3,144	2,481	—	2,481	27%	27%
Software license updates and product support (2)	2,830	42	2,872	2,272	55	2,327	25%	23%

TOTAL OPERATING EXPENSES	$4,268	$(531)	$3,737	$3,547	$(378)	$3,169	20%	18%
Stock-based compensation (3)	64	(64)	—	53	(53)	—	20%	*
Amortization of intangible assets (4)	344	(344)	—	255	(255)	—	35%	*
Acquisition related and other	96	(96)	—	74	(74)	—	30%	*
Restructuring	27	(27)	—	(4)	4	—	715%	*

OPERATING INCOME	$2,971	$573	$3,544	$2,281	$433	$2,714	30%	31%

OPERATING MARGIN %	41%		49%	39%		46%	5%	6%

INCOME TAX EFFECTS ON ABOVE ADJUSTMENTS (5)	$905	$176	$1,081	$660	$127	$787	37%	38%

NET INCOME	$2,037	$397	$2,434	$1,604	$306	$1,910	27%	27%

DILUTED EARNINGS PER SHARE (6)	$0.39		$0.47	$0.31		$0.37	27%	27%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (6)	5,233	(3)	5,230	5,224	6	5,230	0%	0%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	As of May 31, 2008, approximately $205 million in estimated revenues related to assumed support contracts will not be recognized in fiscal 2009 due to business combination accounting rules.

(3)	Stock-based compensation is included in the following GAAP operating expense categories:

	Three Months Ended			Three Months Ended
	May 31, 2008			May 31, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$13	$(13)	$—	$11	$(11)	$—
Software license updates and product support	2	(2)	—	3	(3)	—
Cost of services	4	(4)	—	4	(4)	—
Research and development	30	(30)	—	21	(21)	—
General and administrative	15	(15)	—	14	(14)	—

Subtotal	64	(64)	—	53	(53)	—

Acquisition related and other	72	(72)	—	8	(8)	—

Total stock-based compensation	$136	$(136)	$—	$61	$(61)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of May 31, 2008 is as follows:

Fiscal 2009	$1,660
Fiscal 2010	1,550
Fiscal 2011	1,266
Fiscal 2012	1,126
Fiscal 2013	962
Thereafter	1,831

Total	$8,395

(5)	The income tax provision was calculated reflecting an effective tax rate of 30.8% and 29.2% in the fourth quarter of fiscal 2008 and 2007, respectively.

(6)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under Statement 123(R).

*	Not meaningful

ORACLE CORPORATION
FISCAL 2008 YEAR TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

						% Increase
	Year Ended May 31,				% Increase	(Decrease)
		% of		% of	(Decrease)	in Constant
	2008	Revenues	2007	Revenues	in US $	Currency (1)

REVENUES
New software licenses	$7,515	34%	$5,882	33%	28%	21%
Software license updates and product support	10,328	46%	8,329	46%	24%	18%

Software Revenues	17,843	80%	14,211	79%	26%	19%

Services	4,587	20%	3,785	21%	21%	15%

Total Revenues	22,430	100%	17,996	100%	25%	19%

OPERATING EXPENSES
Sales and marketing	4,679	21%	3,907	22%	20%	14%
Software license updates and product support	997	4%	842	5%	18%	13%
Cost of services	3,984	18%	3,349	19%	19%	13%
Research and development	2,741	12%	2,195	12%	25%	22%
General and administrative	808	4%	692	4%	17%	12%
Amortization of intangible assets	1,212	5%	878	5%	38%	38%
Acquisition related and other (2)	124	1%	140	1%	(11%)	(12%)
Restructuring	41	0%	19	0%	113%	95%

Total Operating Expenses	14,586	65%	12,022	67%	21%	17%

OPERATING INCOME	7,844	35%	5,974	33%	31%	22%
Interest expense	(394)	(2%)	(343)	(2%)	15%	15%
Non-operating income, net	384	2%	355	2%	8%	5%

INCOME BEFORE PROVISION FOR INCOME TAXES	7,834	35%	5,986	33%	31%	22%

Provision for income taxes	2,313	10%	1,712	9%	35%	32%

NET INCOME	$5,521	25%	$4,274	24%	29%	18%

EARNINGS PER SHARE:
Basic	$1.08		$0.83
Diluted	$1.06		$0.81
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,133		5,170
Diluted	5,229		5,269

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2007, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar weakened relative to major international currencies in the year ended May 31, 2008 compared with the corresponding prior year period, contributing 6 percentage points of revenue, 4 percentage points of operating expense and 9 percentage points of operating income growth.

(2)	Acquisition related and other expenses for the year ended May 31, 2008 include a gain on property sale of $57 million. Acquisition related and other expenses for the year ended May 31, 2007 include a benefit of $52 million related to the settlement of a pre-acquisition lawsuit against PeopleSoft, Inc. Please see Appendix A for further discussion.

ORACLE CORPORATION
FISCAL 2008 YEAR TO DATE FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in millions, except per share data)

							% Increase (Decrease)
	Year Ended May 31,						in US $
	2008		2008	2007		2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Non-GAAP

TOTAL REVENUES (2)	$22,430	$179	$22,609	$17,996	$212	$18,208	25%	24%

TOTAL SOFTWARE REVENUES (2)	$17,843	$179	$18,022	$14,211	$212	$14,423	26%	25%
New software licenses	7,515	—	7,515	5,882	—	5,882	28%	28%
Software license updates and product support (2)	10,328	179	10,507	8,329	212	8,541	24%	23%

TOTAL OPERATING EXPENSES	$14,586	$(1,634)	$12,952	$12,022	$(1,235)	$10,787	21%	20%
Stock-based compensation (3)	257	(257)	—	198	(198)	—	30%	*
Amortization of intangible assets (4)	1,212	(1,212)	—	878	(878)	—	38%	*
Acquisition related and other	124	(124)	—	140	(140)	—	(11%)	*
Restructuring	41	(41)	—	19	(19)	—	113%	*

OPERATING INCOME	$7,844	$1,813	$9,657	$5,974	$1,447	$7,421	31%	30%

OPERATING MARGIN %	35%		43%	33%		41%	5%	5%

INCOME TAX EFFECTS ON ABOVE ADJUSTMENTS (5)	$2,313	$535	$2,848	$1,712	$414	$2,126	35%	34%

NET INCOME	$5,521	$1,278	$6,799	$4,274	$1,033	$5,307	29%	28%

DILUTED EARNINGS PER SHARE (6)	$1.06		$1.30	$0.81		$1.01	30%	29%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (6)	5,229	1	5,230	5,269	8	5,277	(1%)	(1%)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	As of May 31, 2008, approximately $205 million in estimated revenues related to assumed support contracts will not be recognized in fiscal 2009 due to business combination accounting rules.

(3)	Stock-based compensation is included in the following GAAP operating expenses:

	Year Ended			Year Ended
	May 31, 2008			May 31, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$51	$(51)	$—	$38	$(38)	$—
Software license updates and product support	10	(10)	—	11	(11)	—
Cost of services	13	(13)	—	15	(15)	—
Research and development	114	(114)	—	85	(85)	—
General and administrative	69	(69)	—	49	(49)	—

Subtotal	257	(257)	—	198	(198)	—

Acquisition related and other	112	(112)	—	9	(9)	—

Total stock-based compensation	$369	$(369)	$—	$207	$(207)	$—

(4)	Estimated future amortization expense related to intangible assets as of May 31, 2008 is as follows:

Fiscal 2009	$1,660
Fiscal 2010	1,550
Fiscal 2011	1,266
Fiscal 2012	1,126
Fiscal 2013	962
Thereafter	1,831

Total	$8,395

(5)	The income tax provision was calculated reflecting a tax rate of 29.5% and 28.6% in the year ended May 31, 2008 and 2007, respectively.

(6)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under Statement 123(R). Separately, GAAP and non-GAAP diluted earnings per share for the year ended May 31, 2004 were $0.50 and $0.51 per share, respectively.

*	Not meaningful

ORACLE CORPORATION
FISCAL 2008 FINANCIAL RESULTS
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions)

	May 31,	May 31,
	2008	2007

ASSETS

Current Assets:
Cash and cash equivalents	$8,262	$6,218
Marketable securities	2,781	802
Trade receivables, net	5,127	4,074
Deferred tax assets	853	968
Other current assets	1,080	821

Total Current Assets	18,103	12,883

Non-Current Assets:
Property, net	1,688	1,603
Intangible assets, net	8,395	5,964
Goodwill	17,991	13,479
Other assets	1,091	643

Total Non-Current Assets	29,165	21,689

TOTAL ASSETS	$47,268	$34,572

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Commercial paper and other current borrowings	$1,001	$1,358
Accounts payable	383	315
Income taxes payable	390	1,237
Accrued compensation and related benefits	1,770	1,349
Accrued restructuring	308	201
Deferred revenues	4,492	3,492
Other current liabilities	1,685	1,435

Total Current Liabilities	10,029	9,387

Non-Current Liabilities:
Notes payable, non-current and other non-current borrowings	10,235	6,235
Income taxes payable	1,566	—
Deferred tax liabilities	1,218	1,121
Accrued restructuring	260	258
Deferred revenues	262	93
Other long-term liabilities	673	559

Total Non-Current Liabilities	14,214	8,266

Stockholders’ Equity	23,025	16,919

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,268	$34,572

ORACLE CORPORATION
FISCAL 2008 YEAR TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in millions)

	Year Ended May 31,
	2008	2007

Cash Flows From Operating Activities:
Net income	$5,521	$4,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	268	249
Amortization of intangible assets	1,212	878
Deferred income taxes	(135)	(56)
Minority interests in income	60	71
Stock-based compensation	369	207
Tax benefit on the exercise of stock options	588	338
Excess tax benefits from stock-based compensation	(454)	(259)
In-process research and development	24	151
Other gains, net	(66)	(22)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables, net	(661)	(479)
Increase in prepaid expenses and other assets	(191)	(153)
Decrease in accounts payable and other liabilities	(153)	(345)
Increase in income taxes payable	368	279
Increase in deferred revenues	652	387

Net cash provided by operating activities	7,402	5,520

Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(5,624)	(5,405)
Proceeds from maturities and sales of marketable securities and other investments	4,281	5,756
Acquisitions, net of cash acquired	(7,643)	(5,005)
Capital expenditures	(243)	(319)
Proceeds from sale of property	153	2

Net cash used for investing activities	(9,076)	(4,971)

Cash Flows From Financing Activities:
Payments for repurchases of common stock	(2,023)	(3,937)
Proceeds from issuance of common stock	1,288	924
Proceeds from borrowings, net of financing costs	6,171	4,079
Payments of debt	(2,560)	(2,418)
Excess tax benefits from stock-based compensation	454	259
Distributions to minority interests	(49)	(46)

Net cash provided by (used for) financing activities	3,281	(1,139)

Effect of exchange rate changes on cash and cash equivalents	437	149

Net increase (decrease) in cash and cash equivalents	2,044	(441)

Cash and cash equivalents at beginning of period	6,218	6,659

Cash and cash equivalents at end of period	$8,262	$6,218

ORACLE CORPORATION
FISCAL 2008 FINANCIAL RESULTS
FREE CASH FLOW — TRAILING 4-QUARTERS (1)
($ in millions)

	Fiscal 2007				Fiscal 2008
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$4,706	$4,651	$4,984	$5,520	$6,598	$6,957	$7,322	$7,402

Capital Expenditures (2)	(233)	(256)	(258)	(319)	(357)	(369)	(331)	(243)

Free Cash Flow	$4,473	$4,395	$4,726	$5,201	$6,241	$6,588	$6,991	$7,159

% Growth over prior year	32%	32%	29%	21%	40%	50%	48%	38%

GAAP Net Income	$3,532	$3,702	$3,970	$4,274	$4,444	$4,781	$5,088	$5,521

Free Cash Flow as a % of Net Income	127%	119%	119%	122%	140%	138%	137%	130%

(1)	To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

(2)	Represents capital expenditures as reported in cash flows from investing activities on our cash flow statements presented in accordance with GAAP.

ORACLE CORPORATION
FISCAL 2008 FINANCIAL RESULTS
SUPPLEMENTAL ANALYSIS OF GAAP REVENUES AND HEADCOUNT (1)
(in millions, except headcount data)

	Fiscal 2007					Fiscal 2008
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

REVENUES
New software licenses	$804	$1,207	$1,390	$2,481	$5,882	$1,087	$1,668	$1,616	$3,144	$7,515
Software license updates and product support	1,941	2,007	2,108	2,272	8,329	2,383	2,491	2,624	2,830	10,328

Software Revenues	2,745	3,214	3,498	4,753	14,211	3,470	4,159	4,240	5,974	17,843

Consulting	640	716	694	819	2,869	801	877	843	957	3,477
On Demand	125	140	142	151	557	158	167	174	194	694
Education	81	93	80	105	359	100	110	92	114	416

Services Revenues	846	949	916	1,075	3,785	1,059	1,154	1,109	1,265	4,587

Total Revenues	$3,591	$4,163	$4,414	$5,828	$17,996	$4,529	$5,313	$5,349	$7,239	$22,430

AS REPORTED REVENUE GROWTH RATES
New software licenses	28%	14%	27%	17%	20%	35%	38%	16%	27%	28%
Software license updates and product support	29%	29%	24%	21%	25%	23%	24%	25%	25%	24%
Software Revenues	29%	23%	25%	19%	23%	26%	29%	21%	26%	26%

Consulting	33%	42%	38%	30%	35%	25%	23%	21%	17%	21%
On Demand	49%	61%	48%	16%	40%	27%	20%	23%	29%	25%
Education	13%	14%	8%	10%	11%	24%	17%	16%	9%	16%
Services Revenues	33%	41%	36%	26%	33%	25%	22%	21%	18%	21%

Total Revenues	30%	26%	27%	20%	25%	26%	28%	21%	24%	25%

CONSTANT CURRENCY GROWTH RATES
New software licenses	26%	10%	23%	13%	17%	32%	31%	9%	20%	21%
Software license updates and product support	27%	25%	20%	17%	22%	19%	18%	18%	18%	18%
Software Revenues	27%	19%	21%	15%	20%	23%	23%	15%	19%	19%

Consulting	31%	37%	34%	24%	31%	20%	15%	14%	11%	15%
On Demand	47%	56%	43%	12%	37%	23%	15%	17%	23%	19%
Education	11%	11%	4%	6%	8%	20%	10%	9%	2%	10%
Services Revenues	31%	36%	32%	20%	29%	21%	15%	14%	12%	15%

Total Revenues	28%	23%	23%	16%	22%	22%	21%	15%	18%	19%

GEOGRAPHIC REVENUES

REVENUES
Americas	$1,956	$2,170	$2,315	$3,018	$9,460	$2,375	$2,674	$2,707	$3,574	$11,330
Europe, Middle East & Africa	1,140	1,422	1,484	1,992	6,037	1,530	1,865	1,871	2,679	7,945
Asia Pacific	495	571	615	818	2,499	624	774	771	986	3,155

Total Revenues	$3,591	$4,163	$4,414	$5,828	$17,996	$4,529	$5,313	$5,349	$7,239	$22,430

HEADCOUNT (2)

GEOGRAPHIC AREA
Americas	26,798	27,444	27,873	29,830		30,455	30,654	30,624	32,608
Europe, Middle East & Africa	14,199	14,640	14,758	15,680		15,985	16,140	16,383	17,110
Asia Pacific	24,129	26,350	27,850	29,164		31,212	32,855	33,212	34,515

Total Company	65,126	68,434	70,481	74,674		77,652	79,649	80,219	84,233

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	Headcount has increased primarily due to our acquisitions.

ORACLE CORPORATION
FISCAL 2008 FINANCIAL RESULTS
SUPPLEMENTAL TOTAL SOFTWARE PRODUCT REVENUE ANALYSIS (1)
($ in millions)

	Fiscal 2007					Fiscal 2008
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

APPLICATIONS REVENUES

New software licenses	$228	$340	$423	$726	$1,716	$376	$553	$451	$989	$2,369
Software license updates and product support	703	728	769	832	3,032	886	929	974	1,044	3,833

Software Revenues	$931	$1,068	$1,192	$1,558	$4,748	$1,262	$1,482	$1,425	$2,033	$6,202

AS REPORTED GROWTH RATES
New software licenses	80%	28%	57%	13%	32%	65%	63%	7%	36%	38%
Software license updates and product support	51%	45%	27%	23%	35%	26%	28%	27%	25%	26%
Software Revenues	57%	39%	36%	18%	34%	36%	39%	20%	30%	31%

CONSTANT CURRENCY GROWTH RATES
New software licenses	78%	25%	52%	10%	29%	61%	56%	2%	31%	33%
Software license updates and product support	49%	41%	23%	19%	32%	22%	21%	20%	19%	20%
Software Revenues	55%	35%	32%	15%	31%	32%	32%	14%	24%	25%

DATABASE & MIDDLEWARE REVENUES

New software licenses	$576	$867	$967	$1,755	$4,166	$711	$1,115	$1,165	$2,155	$5,146
Software license updates and product support	1,238	1,279	1,339	1,440	5,297	1,497	1,562	1,650	1,786	6,495

Software Revenues	$1,814	$2,146	$2,306	$3,195	$9,463	$2,208	$2,677	$2,815	$3,941	$11,641

AS REPORTED GROWTH RATES
New software licenses	15%	9%	17%	18%	16%	23%	29%	20%	23%	24%
Software license updates and product support	19%	21%	22%	20%	21%	21%	22%	23%	24%	23%
Software Revenues	18%	16%	20%	19%	18%	22%	25%	22%	23%	23%

CONSTANT CURRENCY GROWTH RATES
New software licenses	13%	5%	13%	15%	12%	20%	22%	13%	15%	17%
Software license updates and product support	18%	18%	19%	17%	18%	17%	16%	17%	17%	17%
Software Revenues	16%	13%	16%	16%	15%	18%	18%	15%	16%	17%

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

ORACLE CORPORATION
FISCAL 2008 FINANCIAL RESULTS
SUPPLEMENTAL GEOGRAPHIC NEW SOFTWARE LICENSE REVENUE ANALYSIS (1) (2)
($ in millions)

	Fiscal 2007					Fiscal 2008
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

AMERICAS

Database & Middleware	$232	$333	$383	$795	$1,743	$286	$438	$476	$919	$2,119
Applications	126	195	250	415	986	199	306	252	552	1,310

New Software License Revenues	$358	$528	$633	$1,210	$2,729	$485	$744	$728	$1,471	$3,429

AS REPORTED GROWTH RATES
Database & Middleware	19%	2%	15%	20%	15%	23%	32%	24%	16%	22%
Applications	69%	19%	69%	5%	26%	58%	57%	1%	33%	33%
New Software License Revenues	33%	8%	31%	14%	19%	35%	41%	15%	22%	26%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	18%	2%	15%	19%	14%	22%	29%	21%	13%	19%
Applications	69%	19%	69%	4%	26%	57%	54%	(1%)	32%	31%
New Software License Revenues	32%	7%	31%	13%	18%	34%	38%	12%	20%	23%

EUROPE / MIDDLE EAST / AFRICA

Database & Middleware	$184	$341	$363	$619	$1,507	$253	$420	$446	$881	$2,000
Applications	69	101	124	224	518	123	174	141	317	755

New Software License Revenues	$253	$442	$487	$843	$2,025	$376	$594	$587	$1,198	$2,755

AS REPORTED GROWTH RATES
Database & Middleware	12%	21%	15%	20%	18%	38%	23%	23%	42%	33%
Applications	83%	35%	29%	42%	42%	77%	72%	14%	41%	46%
New Software License Revenues	25%	24%	18%	25%	23%	49%	34%	21%	42%	36%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	8%	11%	6%	12%	10%	30%	12%	11%	27%	20%
Applications	78%	25%	19%	34%	33%	69%	58%	6%	31%	35%
New Software License Revenues	21%	14%	9%	18%	15%	41%	23%	10%	28%	24%

ASIA PACIFIC

Database & Middleware	$149	$185	$213	$322	$869	$155	$244	$231	$341	$971
Applications	33	44	49	87	212	54	73	58	120	304

New Software License Revenues	$182	$229	$262	$409	$1,081	$209	$317	$289	$461	$1,275

AS REPORTED GROWTH RATES
Database & Middleware	12%	5%	26%	10%	13%	4%	32%	8%	6%	12%
Applications	126%	58%	89%	(1%)	36%	67%	66%	18%	37%	43%
New Software License Revenues	23%	12%	34%	8%	17%	15%	39%	10%	13%	18%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	13%	2%	24%	7%	11%	1%	26%	0%	(1%)	5%
Applications	124%	53%	83%	(4%)	33%	60%	57%	5%	27%	33%
New Software License Revenues	24%	9%	32%	5%	15%	12%	32%	1%	5%	11%

TOTAL COMPANY

Database & Middleware	$565	$859	$959	$1,736	$4,119	$694	$1,102	$1,153	$2,141	$5,090
Applications	228	340	423	726	1,716	376	553	451	989	2,369

New Software License Revenues	$793	$1,199	$1,382	$2,462	$5,835	$1,070	$1,655	$1,604	$3,130	$7,459

AS REPORTED GROWTH RATES
Database & Middleware	15%	9%	17%	18%	15%	23%	28%	20%	23%	24%
Applications	80%	28%	57%	13%	32%	65%	63%	7%	36%	38%
New Software License Revenues	28%	14%	27%	17%	20%	35%	38%	16%	27%	28%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	13%	5%	13%	14%	12%	19%	21%	12%	16%	17%
Applications	78%	25%	52%	10%	29%	61%	56%	2%	31%	33%
New Software License Revenues	27%	10%	23%	13%	16%	31%	31%	9%	20%	21%

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	New Software License Revenues presented exclude documentation and miscellaneous revenues.

APPENDIX A
ORACLE CORPORATION
FISCAL 2008 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES
To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
• Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to our acquisition of a business do not reflect the full amount of software license updates and product support revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
• Amortization of intangible assets expenses: We have excluded the effect of amortization of intangibles expenses from our non-GAAP operating expenses and net income measures. Amortization of intangible assets expenses is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization expenses will recur in future periods.
• Acquisition related and other expenses, and restructuring expenses: We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of in-process research and development expenses, personnel related costs for transitional employees, stock-based compensation expenses (in addition to the stock-based compensation expenses described above), integration related professional services, certain business combination contingency adjustments after the purchase price allocation period has ended, and certain other operating expenses or income, net. Substantially all of the stock-based compensation expenses included in acquisition related and other expenses primarily resulted from unvested options assumed in acquisitions whose vesting was fully accelerated upon termination of the employees pursuant to the original terms of those options. Restructuring expenses consist of Oracle employee severance and other exit costs. We believe it is useful for investors to understand the effect of these items on our total operating expenses. Although acquisition related expenses and restructuring expenses are not recurring with respect to past acquisitions, we will incur these expenses in connection with any future acquisitions.
For the year ended May 31, 2008, acquisition related and other expenses include a gain on property sale of $57 million. For the year ended May 31, 2007, acquisition related and other expenses included a $52 million benefit related to the settlement of a lawsuit filed against PeopleSoft, Inc. on behalf of the U.S. government. This lawsuit was filed in October 2003, prior to our acquisition of PeopleSoft and represented a pre-acquisition contingency that we identified and assumed in connection with our acquisition of PeopleSoft. In October 2006, we agreed to pay the U.S. government $98 million to settle this lawsuit. Since the purchase price allocation period for PeopleSoft ended in the third quarter of fiscal 2006, the favorable difference of $52 million between the estimated exposure recorded for this lawsuit during the purchase price allocation period and the actual settlement amount has been included in our consolidated statement of operations for the year ended May 31, 2007 as a component of acquisition related and other expenses.